ANDREW CORPORATION

                  EMPLOYEE RETIREMENT BENEFIT RESTORATION PLAN







                     (Established Effective October 1, 1997;
                 Amended and Restated Effective October 1, 1998)
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                               ANDREW CORPORATION

                  EMPLOYEE RETIREMENT BENEFIT RESTORATION PLAN


ARTICLE1.              ESTABLISHMENT AND PURPOSE

         Section1.1. Establishment. Andrew Corporation (the "Employer") establishes, effective as of October 1, 1997, a non-qualified retirement plan for the benefit of a select group of management or highly compensated employees of the Employer. The plan shall be known as the Andrew Corporation Employee Retirement Benefit Restoration Plan (the "Plan").

         Section1.2. Purpose. The purpose of the Plan is to enhance the ability of the Employer to attract and retain qualified personnel by providing Participants with additional retirement income by means of nonelective employer contributions. The Plan is designed to provide additional retirement benefits to eligible employees whose benefits from the Andrew Profit Sharing Trust ("APST") may be reduced due to various U.S. government-imposed limitations.

ARTICLE2.              DEFINITIONS

         Section2.1. Definitions. Whenever used in this Plan, the following words and phrases shall have the meanings set forth below unless the context plainly requires a different meaning. When the defined meaning is intended, the term is capitalized.

                  (a) "Account" means, as of a particular date, the amount of each Participant's Deferred Compensation that is credited to the Participant as of that date, adjusted for earnings or losses to the Account under Section 6.1.

                  (b) "APST" means the Andrew Corporation Profit Sharing Trust, as amended from time to time.

                  (c) "Board of Directors" means the Board of Directors of the Employer.
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                  (d) "Change in Control" means any of the following: (i) any
         "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), in a transaction or series of transactions, becomes beneficial owner, directly or indirectly, of securities of the Employer representing 5% or more of the combined voting power of the Employer's then outstanding securities, and there is outstanding an exchange or tender offer for securities of the Employer, and the Committee, in its sole discretion, determines that a Change in Control has occurred; (ii) any "person" (as above-referenced) or entity, other than a trustee or other fiduciary of securities held under an employee benefit plan of the Employer, becomes the beneficial owner, directly or indirectly, of securities of the Employer representing 25% or more of the combined voting power of the Employer's then outstanding securities; or (iii) individuals who were members of the Board of Directors immediately prior to a meeting of the shareholders of the Employer involving a contest for the election of directors shall not constitute a majority of the Board of Directors following such election.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (f) "Committee" means the Compensation Committee of the Board of Directors, such other committee designated by the Board of Directors to administer this Plan, or such other person or committee as may be appointed from time to time by the Board of Directors to administer this Plan.

                  (g) "Compensation" means "allocable compensation", as defined in the APST, without regard to the limitation on annual amounts that may be taken into account under Code Section 401(a)(17).

                  (h) "Deferred Compensation" means the amount of compensation not yet earned, which shall be deferred in accordance with the Plan, and which shall be provided by the Employer in accordance with the Plan.

                  (i) "Disability" means disability, as defined in the Employer's long-term disability plan.

                  (j) "Effective Date" means October 1, 1997, the date on which the Plan has become effective.

                  (k) "Employer" means Andrew Corporation and any participating subsidiary thereof, or their successors.

                  (l) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  (m) "Participant" means each management-level or highly-compensated employee of the Employer who is designated by the Employer as a Participant in the Plan under Section 3.1 and whose Account has not been distributed in full.

                  (n) "Plan" means this Andrew Corporation Employee Retirement Benefit Restoration Plan, as amended from time to time.

                  (o) "Plan Year" means each 12-month period ending September
         30.

                  (p) "Retirement" means termination of employment on or after attainment of age 65 or, with the approval of the Employer's Chief Executive Officer, termination of employment prior to age 65.
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         Section2.2. Gender and Number.  Except as otherwise indicated by the context, masculine terminology also includes the feminine, and terms used in the singular may also include the plural.

ARTICLE3.              ELIGIBILITY AND PARTICIPATION

         Section3.1. Participation. Any management-level or highly-compensated employee of the Employer who is designated by the Committee shall be considered a Participant under this Plan as of the date specified by the Committee. No employee has a right to be selected as a Participant under this Plan. It is intended by the Employer that all persons designated as Participants shall collectively comprise a "select group of management or highly compensated employees", within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1).

         Section3.2. Termination of Participation. Once an employee becomes a Participant, he or she shall remain a Participant until the earlier to occur of the following:

                  (a) The Participant's employment with the Employer has terminated for any reason; or

                  (b) The Employer decides to terminate his or her participation in the Plan for any reason including that the Participant no longer satisfies the definition of "select group of management or highly-compensated employees", within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1), or otherwise causes the Plan to be subject to
         Part 2, 3 or 4 of Subtitle B of Title I of ERISA. Such an individual shall continue to be considered a Participant for all Plan purposes except that he or she shall not be eligible for contributions under
         Article 4.

ARTICLE4.              CONTRIBUTIONS

         Section4.1. Matching Contributions. As soon as practicable after the end of each Plan Year, the Employer shall credit to the Account of each Participant an amount equal to 3% of his or her Compensation for such Plan Year in excess of the dollar limitation under Code Section 401(a)(17).

         Section4.2. Profit-Sharing Contributions. As soon as practicable after the end of each Plan Year, the Employer shall credit each Participant an amount equal to (a) minus (b), where:

                  (a) equals the amount determined by applying the annual rate of the profit-based contribution made to the APST on the Participant's behalf for such Plan Year (expressed as a percentage of his or her "allocable compensation", with the percentage rounded to the nearest tenth of a percent) to the Participant's Compensation for the Plan Year; and

                  (b) equals the annual profit-based contribution actually made by the Employer to the APST on the Participant's behalf for such Plan Year.

ARTICLE5.              VESTING

         A Participant will become vested in amounts credited to his or her Account upon the earlier of (i) his or her attainment of age 65, (ii) his or her termination of employment with the Employer by reason of Death, Disability or Retirement, or (iii) the occurrence of a Change in Control. If a Participant terminates employment with the Employer other than upon Death, Disability, Retirement prior to attaining age 65, or on or after the occurrence of a Change in Control, he or she shall forfeit his or her entire Account.
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ARTICLE6.              STATUS OF DEFERRED AMOUNTS

         Section6.1. Earnings. Subject to the discretion of the Committee to choose a different investment crediting approach for any Plan Year, on or about the end of each Plan Year, the balance of a Participant's Account as of the beginning of such Plan Year shall be credited with earnings or losses at an annual rate of return equal to the weighted average rate of return achieved by such Participant with respect to his or her APST accounts for such Plan Year. Such rate of return shall be rounded to the nearest tenth of a percent.

         Section6.2. Unfunded Plan. The Employer may choose to place Deferred Compensation in trust and any such amounts held in trust shall be invested in accordance with the trust agreement but shall remain subject to the terms and conditions of the Plan. The Employer shall be the applicant for, owner of, and beneficiary under any such investment made under this Plan. The Employer (within guidelines that it establishes) shall direct the investment of amounts held on behalf of each Participant under the Plan. In so directing, the Committee may (but is not required to) take into consideration the earnings/loss crediting method described in Section 6.1. Title to and beneficial ownership of all such investments (whether or not held in trust) shall at all times remain in the Employer and shall constitute a general asset of the Employer, subject only to claims of the Employer's general creditors. A Participant or his or her beneficiary shall not under any circumstances acquire any proprietary or beneficial interest in any such policy or other asset of the Employer by virtue of a Participant's participation in this Plan.

ARTICLE7.              DISTRIBUTIONS

         Section7.1. Right to Receive Distribution. Subject to Section 7.5, a Participant shall be entitled to receive distributions of the vested amount in his or her Account upon the earliest to occur of his or her Retirement, Disability and Death.

         Section7.2. Timing of Distribution. The Employer shall make distributions in the form specified in Section 7.3 or 7.4 as soon as administratively practicable after the close of the Plan Year in which occurs the event under Section 7.1 that establishes the right to receive such distribution.

         Section7.3. Form of Distribution. If a Participant becomes entitled to a distribution, the distribution will be made, as elected by the Participant (on a form approved by the Committee, which is attached to the Plan as Appendix A), in the form of a single-sum payment or in the form of substantially equal installments paid over a period not to exceed the longer of 15 years or the Participant's remaining life expectancy. For this purpose, life expectancy shall be calculated as of the end of the Plan Year during which the distribution event described in Section 7.1 occurs, and shall not be recalculated thereafter. The Participant's initial election as to the form of payment of his or her vested Account must be made within 30 days of his or her commencement of participation in the Plan. A Participant may subsequently change his or her election as to the form of payment of his or her vested Account by submitting a revised election indicating the revised manner of distribution. Notwithstanding the foregoing, if the Participant's benefits under the Plan commence upon his or her Retirement, then any revised election as to the form of payment of such Participant's vested Account shall not be given effect unless it is submitted to the Committee prior to the last full Plan Year of the Participant's employment with the Employer. Earnings/losses shall be credited pursuant to Section 6.1 with respect to any distribution under this Section 7.3 as shall be determined by the Committee.
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         Section7.4. Distribution Upon Death. If a Participant becomes entitled to a distribution upon his or her death, the distribution to his or her beneficiary will be made in the form elected by the Participant in accordance with Section 7.3. If a Participant dies while receiving installment payments under Section 7.3, or if a Participant dies before receiving a single-sum distribution under Section 7.3, the payment of the balance in the Participant's Account shall be made to the beneficiary determined under this Section in accordance with the election made by the Participant pursuant to Section 7.3. Each Participant must designate at least one individual or other entity as a beneficiary in the event of the Participant's death. The Participant may also designate one or more contingent beneficiaries. These designations must be made on the appropriate beneficiary designation form attached to the Plan as Appendix B and must be filed with the Committee. If a designated beneficiary does not survive the Participant, then the beneficiary shall be the Participant's estate. Earnings/losses shall be credited pursuant to Section 6.1 with respect to any distribution under this Section 7.4 as shall be determined by the Committee.

         Section7.5. Change in Control. Notwithstanding any other provision of this Plan, each Participant's entire Account shall be distributed in a single-sum payment to the Participant or his or her beneficiary immediately upon the occurrence of a Change in Control. Immediately prior to making such distributions, the balance of each Participant's Account as of the beginning of the Plan Year shall be credited with earnings or losses at a rate of return equal to the weighted average rate of return achieved by such Participant with respect to his or her APST accounts for such Plan Year through the date on which the Change in Control occurs. Such rate of return shall be rounded to the nearest tenth of a percent.

         Section7.6. Claims Procedure. If a Participant or his or her beneficiary (hereinafter referred to as a "Claimant") is denied all or a portion of an expected benefit under the Plan for any reason, he or she may file a claim with the Committee. The Committee shall notify the Claimant within 90 days after receipt of the claim (or within 180 days if special circumstances apply) of allowance or denial of the claim. If the claim for benefits is denied, in whole or in part, the Claimant will receive a written explanation of:

                  (a)      The specific reasons for the denial;

                  (b) The specific references to provisions of the Plan document that support those reasons;

                  (c) Any additional information that must be provided to improve the claim and the reasons why that information is necessary; and

                  (d) The procedures that are available for a further review of the claim.

A Claimant is entitled to request a review of any denial of his or her claim by the Committee. The request for review must be submitted within 60 days of receipt of the denial. Absent a request for review within the 60-day period, the claim shall be deemed to be conclusively denied. The Claimant or his or her representatives shall be entitled to review all pertinent documents and to submit issues and comments in writing as part of any request for review. The Committee will conduct a full and fair review of the claim and will notify the Claimant of the decision within 60 days (or 120 days if special circumstances apply). The decision must be in writing and will include the specific reasons and references to Plan provisions on which the decision is based. The Committee has the exclusive right and discretion to interpret the provisions of the Plan and the entitlement to benefits, and its decision is conclusive and final and not subject to further review.
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ARTICLE8.              PROVISIONS RELATING TO PARTICIPATION

         Section8.1. Extent to Which Other Parties Bound by Plan. The Plan shall be binding upon, and shall inure to the benefit of the Employer and its successors and assigns, and of the Participants and their heirs, administrators and personal representatives.

         Section8.2. Payment of Taxes. To the extent required by law, the Employer shall withhold Federal, state and local taxes (including but not limited to income taxes and taxes under the Federal Insurance Contributions Act) with respect to any vested contributions and any distributions from the Plan to a Participant or beneficiary.

ARTICLE9.              ADMINISTRATION

         Section9.1. Administration. The Plan shall be administered by the Committee.

         Section9.2. Powers of Committee. The Committee shall have all powers necessary to administer the Plan, including, without limitation, the power to interpret the provisions of the Plan, to decide all questions of eligibility, to establish rules and forms for the administration of the Plan, and to appoint individuals to assist in the administration of the Plan and any other agents it deems advisable.

         Section9.3. Actions of the Committee. All determinations, interpretations, rules, and decisions of the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

         Section9.4. Delegation. The Committee shall have the power to delegate specific duties and responsibilities to officers or other employees of the Employer or to other individuals or entities. Any delegation may be rescinded by the Committee at any time. Except as otherwise required by law, each person or entity to whom a duty or responsibility has been delegated shall be responsible for the exercise of such duty or responsibility and shall not be responsible for any act or failure to act of any other person or entity.

         Section9.5. Indemnification. The members of the Committee and the Board of Directors shall be indemnified by the Employer against any and all liabilities arising by reason of any act or failure to act made in good faith in accordance with the provisions of the Plan. For this purpose, liabilities include expenses reasonably incurred in the defense of any claim relating to the Plan.

         Section9.6. Reports and Records. The Committee and those to whom the Committee has delegated duties under the Plan shall keep records of all their proceedings and actions and shall maintain books of account, records, and other data as shall be necessary for the proper administration of the Plan and for compliance with applicable law.

         Section9.7. Review of Plan Terms, Conditions and Funding. The Committee shall review the terms and conditions of the Plan and the Plan's funding status as it deems necessary.

ARTICLE10.             AMENDMENT AND TERMINATION

         Section10.1. Amendments. The Board of Directors may amend the Plan, in full or in part, at any time. However, no amendment shall decrease the then vested Account of any Participant.

         Section10.2. Termination. The Employer expects the Plan to be permanent, but necessarily must, and does, reserve the right to modify, revise or terminate the Plan at any time.
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ARTICLE11.             MISCELLANEOUS

         Section11.1. No Guaranty of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract of employment between the Employer and any employee. Nothing contained in the Plan shall give any employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any employee at any time, nor shall it give the Employer the right to require any employee to remain in its employ or to interfere with the employee's right to terminate his or her employment at any time.

         Section11.2. Non-Alienation. No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or encumbrance of any kind.

         Section11.3. Applicable Law. The Plan and all rights under the Plan shall be governed by and construed according to the laws of the State of Illinois, except to the extent preempted by federal law.

         Section11.4. Severability. If any provision of the Plan shall be found to be invalid or unenforceable by a court of competent jurisdiction, the validity or enforceability of the remaining provisions of the Plan shall remain in full force and effect.


         IN WITNESS WHEREOF, the Employer has caused this Plan to be executed on
 this            day of                      , 1998.
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                                                     ANDREW CORPORATION



                                                     By:

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